EXHIBIT 11

            FINGERHUT COMPANIES, INC. AND SUBSIDIARIES
            COMPUTATION OF EARNINGS PER SHARE
            FOR THE FISCAL YEARS ENDED DECEMBER 29, 1995, DECEMBER 30, 1994 AND DECEMBER 31, 1993
            (In thousands of dollars, except per share data)



                                     1995            1994            1993

Primary

  Net earnings (a)                 $   50,858      $   45,925      $   75,328
                                   ===========     ===========     ===========

  Weighted average shares of
  common stock outstanding         45,834,575      46,237,706      46,019,158

  Common stock equivalents          2,644,396       4,032,713       4,082,581

  Weighted average shares of
  common stock and common
   stock equivalents (b)           48,478,971      50,270,419      50,101,739
                                  ===========     ===========     ===========

  Primary earnings per share
  of common stock and common
  stock equivalents (a / b)             $1.05            $.91           $1.50
                                  ===========     ===========     ===========



Fully Diluted
  Net earnings (c)                 $   50,858      $   45,925      $   75,328
                                   ===========     ===========     ===========

  Weighted average shares of
  common stock outstanding         45,834,575      46,237,706      46,019,158

  Common stock equivalents          2,684,995       4,054,602       4,611,732

  Weighted average shares of
  common stock and common
  stock equivalents (d)            48,519,570      50,292,308      50,630,890
                                  ===========     ===========     ===========

  Fully diluted earnings per
  share of common stock and common
  stock equivalents (c / d)             $1.05            $.91           $1.49
                                  ===========     ===========     ===========





Common stock equivalents for primary earnings per share are computed by the treasury stock method using the average market price.

Common stock equivalents for fully diluted earnings per share are computed by the treasury stock method using the ending market price or the average of the fully diluted monthly amounts, whichever is higher.